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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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HCSB Financial Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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HCSB FINANCIAL CORPORATION
5201 BROAD STREET
LORIS, SOUTH CAROLINA 29569

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO OUR SHAREHOLDERS:

        You are cordially invited to attend the 2010 Annual Meeting of Shareholders of HCSB Financial Corporation, the holding company for Horry County State Bank. This letter serves as your official notice that the annual meeting will be held on April 22, 2010 at 7:00 p.m. at the Center for Health and Fitness at 3207 Casey Street, Loris, South Carolina, for the following purposes:

  1.
  To elect three members to the Board of Directors;

  2.
  To ratify the appointment of our independent registered public accountants;

  3.
  To obtain an advisory, non-binding resolution approving the compensation of the Company's named executive officers as determined by the Compensation Committee; and

  4.
  To transact any other business that may properly come before the meeting or any adjournment of the meeting.

        Shareholders owning our common stock at the close of business on March 1, 2010 are entitled to attend and vote at the meeting. A complete list of shareholders will be available at the Company's offices prior to the meeting. At the meeting, we will report on our performance in 2009 and answer your questions. We look forward to discussing both our accomplishments and our plans with you. We hope that you can attend the meeting and look forward to seeing you there.

        Please use this opportunity to take part in the affairs of your Company by voting on the business to come before this meeting. Even if you plan to attend the meeting, we encourage you to complete and return the enclosed proxy to us as promptly as possible.

By order of the Board of Directors,
/s/ JAMES R. CLARKSON James R. Clarkson President and Chief Executive Officer

Loris, South Carolina
March 22, 2010

HCSB FINANCIAL CORPORATION
5201 BROAD STREET
LORIS, SOUTH CAROLINA 29569

PROXY STATEMENT FOR THE ANNUAL MEETING OF
SHAREHOLDERS TO BE HELD ON APRIL 22, 2010

        Our Board of Directors is soliciting proxies for the 2010 Annual Meeting of Shareholders. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. We encourage you to read it carefully.

VOTING INFORMATION

        The Board set March 1, 2010 as the record date for the meeting. Shareholders owning our common stock at the close of business on that date are entitled to attend and vote at the meeting, with each share entitled to one vote. There were 3,787,170 shares of common stock outstanding on the record date. A majority of the outstanding shares of common stock entitled to vote at the meeting will constitute a quorum. We will count abstentions and broker non-votes, which are described below, in determining whether a quorum exists.

        Many of our shareholders hold their shares through a stockbroker, bank, or other nominee rather than directly in their own name. If you hold our shares in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these materials are being forwarded to you by your broker or nominee, which is considered the shareholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker or nominee how to vote and are also invited to attend the annual meeting. However, since you are not the shareholder of record, you may not vote these shares in person at the meeting unless you obtain a signed proxy from the shareholder of record giving you the right to vote the shares. Your broker or nominee has enclosed or provided a voting instruction card for you to use to direct your broker or nominee how to vote these shares.

        If you hold your shares in street name, it is critical that you cast your vote.    In the past, if you held your shares in street name and you did not indicate how you wanted your shares voted in the election of directors, your bank or broker was allowed to vote those shares on your behalf as they felt appropriate. However, new regulations now prohibit your broker from voting uninstructed shares on a discretionary basis for all the proposals up for consideration at the annual meeting except for the ratification of our auditors. Thus, if you hold your shares in street name and you do not instruct your broker how to vote at the meeting, no votes will be cast on your behalf for proposals one or three. Further, if you abstain from voting on a particular proposal, the abstention does not count as a vote in favor of or against the proposal.

        When you sign the proxy card you appoint Franklin C. Blanton and Gwyn G. McCutchen as your representatives at the meeting. Mr. Blanton and Dr. McCutchen will vote your proxy as you have instructed them on the proxy card. If you submit a proxy but do not specify how you would like it to be voted, Mr. Blanton and Dr. McCutchen will vote your proxy for the election to the Board of Directors all of the nominees listed below under "Election of Directors;" the ratification of the selection of our independent public accountants for the year ending December 31, 2010; and the resolution approving the compensation of the Company's named executive officers as determined by the Compensation Committee. We are not aware of any other matters to be considered at the meeting. However, if any other matters come before the meeting, Mr. Blanton and Dr. McCutchen will vote your proxy on such matters in accordance with their judgment.

        A majority or more of the outstanding shares of common stock entitled to vote at the meeting will constitute a quorum. We will include abstentions and broker non-votes in determining whether a quorum exists. Assuming in each case that a quorum is present:

  •
  With respect to Proposal No. 1, the directors will be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. This means that the individuals who receive the highest number of votes are selected as directors up to the maximum number of directors to be elected at the meeting.

  •
  With respect to Proposal No. 2, the proposal will be approved if the number of shares of common stock voted in favor of the matter exceed the number of shares of common stock voted against the matter. Abstentions, broker non-votes, and the failure to return a signed proxy will have no effect on the outcome of the vote on this matter.

  •
  With respect to Proposal No. 3, the proposal will be considered resolved if the number of shares of common stock voted in favor of the matter exceed the number of shares of common stock voted against the matter. This vote is advisory and will not be binding upon our Board of Directors. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

        You may revoke your proxy and change your vote at any time before the polls close at the meeting. You may do this by signing and delivering another proxy with a later date or by voting in person at the meeting.

        We are paying for the costs of preparing and mailing the proxy materials and of reimbursing brokers and others for their expenses of forwarding copies of the proxy materials to our shareholders. Our officers and employees may assist in soliciting proxies but will not receive additional compensation for doing so. We are distributing this proxy statement on or about March 22, 2010.

        Important Notice of Internet Availability.    This proxy statement, the HCSB Financial Corporation's Annual Report for 2009, and directions to the meeting are available to the public for viewing on the Internet at https://materials.proxyvote.com/40413R. Directions may also be obtained by calling Denise Floyd at (843) 716-6103.

        In addition, the above items and other filings with the Securities and Exchange Commission (the "SEC") are also available to the public on the SEC's website on the Internet at www.sec.gov. Upon written or oral request by any shareholder, we will deliver a copy of our Annual Report on Form 10-K for the year ended December 31, 2009. In addition, upon written or oral request, we will also promptly deliver a copy of this proxy statement or the enclosed overview to our shareholders at a shared address to which a single copy of the document was delivered.

 PROPOSAL NO 1: ELECTION OF DIRECTORS

        The Board of Directors is divided into three classes with staggered terms, so that the term of only approximately one-third of the Board members expires at each annual meeting. The current terms of the Class II directors will expire at this Annual Shareholders Meeting. The terms of the Class III directors will expire at the 2011 Annual Shareholders Meeting. The terms of the Class I directors will expire at the 2012 Annual Shareholders Meeting. Our directors and their classes are:

Class I	Class II	Class III
D. Singleton Bailey	Clay D. Brittain, III	Johnny C. Allen
Franklin C. Blanton	Michael S. Addy	Russell R. Burgess, Jr.
Rachel B. Broadhurst	James R. Clarkson	Larry G. Floyd
T. Freddie Moore		Tommie W. Grainger
Carroll D. Padgett, Jr.		Gwyn G. McCutchen, D.D.S.

        Shareholders will elect three nominees as Class II directors at the meeting to serve a three-year term, expiring at the 2013 Annual Meeting of Shareholders. The directors will be elected by a plurality of the votes cast at the meeting. This means that the three nominees receiving the highest number of votes will be elected.

        The Board of Directors recommends that you elect Clay D. Brittain, III, Michael S. Addy, and James R. Clarkson as Class II directors.

        If you submit a proxy but do not specify how you would like to be voted, Mr. Blanton and Dr. McCutchen will vote your proxy to elect Mr. Addy, Mr. Brittain and Mr. Clarkson. If any of these nominees is unable or fails to accept nomination or election (which we do not anticipate), Mr. Blanton and Dr. McCutchen will vote instead for a replacement to be recommended by the Board of Directors, unless you specifically instruct otherwise in the proxy.

        Set forth below is certain information about the nominees:

        Michael S. Addy, 58, has been President of Addy's Harbor Dodge, Inc. and MSA, Inc. in Myrtle Beach, S.C., since 1990, and is Managing Member of Addy's Limited Liability Company. Mr. Addy received his B.S. degree in Business Administration from the University of South Carolina in 1973. He is a member of the Myrtle Beach Sertoma Club and serves as the Treasurer of the Carolinas Dodge Dealers Advertising Association. Mr. Addy has served as a director of the Company and of the Bank since 2006. His leadership experience and business and personal ties to the Bank's Myrtle Beach market area enhance his ability to contribute as a director. Mr. Addy currently serves as Vice Chairman of the Board of Directors of both the Company and the Bank.

        Clay D. Brittain, III, 55, has served as a director of the Company and of the Bank since 2002. Mr. Brittain received his B.A. degree in Economics from Wofford College in 1977 and received his Juris Doctorate from the University of South Carolina Law School in 1980. He is an attorney in the firm of Thompson & Henry, PA in Myrtle Beach, S.C. Mr. Brittain served as a director of United Carolina Bank of South Carolina until April 1997. Through his legal and business experience, Mr. Brittain has an extensive background in the South Carolina real estate market, including local real estate markets that we serve. Mr. Brittain's institutional knowledge of the Company's business, as well as his own business and personal experience in certain of the communities that the Bank serves provides him with a useful appreciation of markets that we serve. Mr. Brittain's legal training and experience enhance his ability to understand the Company's regulatory framework.

        James R. Clarkson, 58, has served as President, Chief Executive Officer and director of the Company since its formation in 1999 and of the Bank since 1987. He received his B.A. degree in Economics from Clemson University in 1973. He is a 1985 graduate of the Graduate School of Banking at Louisiana State University, where he presently serves on the faculty. Mr. Clarkson is also an instructor and a course coordinator for the South Carolina Bankers School and past chairman of the school. He presently serves as a director of Horry Telephone Cooperative, Inc., a member of the Loris Healthcare System's Strategic Planning Committee and a member of the South Carolina Bankers Employee Benefit Trust. Mr. Clarkson's intimate understanding of the Company's business and organization, substantial leadership ability, banking industry expertise, knowledge of financial reporting requirements of public companies, and business and personal ties to the Bank's market areas enhance his ability to contribute as a director.

The Board unanimously recommends a vote FOR each of these nominees.

        Set forth below is also information about each of the Company's other directors and each of its executive officers. Each of the following directors is also a director of our bank.

        Johnny C. Allen, 63, has served as a director of the Company and of the Bank since 2002. Mr. Allen served as the Horry County Treasurer from 1983 until his retirement in 2005. He attended the University of South Carolina. Mr. Allen's political experience and knowledge of the local real estate market provides him with political insights and a useful appreciation of markets that we serve.

        D. Singleton Bailey, 59, has served as a director of the Company since its formation in 1999 and of the Bank since 1987. Mr. Bailey has been the President of Loris Drug Store, Inc., located in Loris, S.C. since 1988. He received a B.A. degree in sociology from Wofford College in 1972. Mr. Bailey now serves as the Secretary of the Board of Directors of the Company and the Bank. Mr. Bailey's business and personal experience in certain of the communities that the Bank serves provides him with a useful appreciation of markets that we serve.

        Franklin C. Blanton, 65, has served as a director of the Company since its formation in 1999 and the Bank since 1987. Mr. Blanton has been the President of Blanton Supplies, Inc. in Loris, S.C. since 1981 and of Blanton Supplies in Little River, Inc., in Little River, S.C. since 1985. He presently serves as director of Loris Healthcare System, Inc., Horry Electric Cooperative, Inc. and the Coastal Carolina University Education Foundation. Mr. Blanton is a past Chairman of the Horry County Board of Education and also a past President of the Independent Builders Supply, Inc. He received his B.S. degree in Business Administration from Campbell University in 1968. During his tenure as a director, Mr. Blanton has acquired vast institutional knowledge of the Company's business, history, and organization which, together with the relationships that he has developed in certain of the communities that the Bank serves, adds value to the Board of Directors.

        Rachel B. Broadhurst, 69, has been President of Century 21 Broadhurst & Associates, Inc. and of Barefoot Vacations, Inc. in Myrtle Beach, S.C., since 1974. Ms. Broadhurst is a former member of the Myrtle Beach City Council and a former Chairperson of the Myrtle Beach Board of Adjustments and Planning and Zoning Board of Appeals. She is a member of the Board of Directors of the Rivoli Theatre, a member of the Myrtle Beach Rotary Club and the Myrtle Beach Chamber of Commerce and has served on the Chamber's Board of Directors. Ms. Broadhurst is a past President of the Myrtle Beach Pilot Club and a past President of the Myrtle Beach Business and Professional Women's Club. She is a former member of the Horry County Cancer Society and served as President and Chairperson of the Board of Directors for this organization. Ms. Broadhurst is also a former member of the Ocean View Memorial Foundation. Ms. Broadhurst has served as a director of the Company and of the Bank since 2006. Ms. Broadhurst's business experience, including her experience on various boards of directors, and knowledge of the local real estate market makes her a valuable addition to the Board of Directors.

        Glenn R. Bullard, 60, is the Senior Executive Vice President of the Company and of the Bank. He served as Vice President and Manager of our Little River office from February 1997 through December 1999. Mr. Bullard received his B.S. degree in Business Administration from the University of South Carolina in 1977. Mr. Bullard has served as an executive officer of the Company and of the

Bank since 2000. Mr. Bullard brings to the Board an intimate understanding of the Company's business and organization, as well as substantial leadership ability, banking industry expertise, and management experience.

        Russell R. Burgess, Jr., 67, has served as a director of the Company since its formation in 1999 and of the Bank since 1998. Mr. Burgess has been the owner of Aladdin Realty Company in North Myrtle Beach, S.C. since 1980 and also the owner and broker-in-charge of Burgess Realty & Appraisal Service in North Myrtle Beach S.C. since 1990. He is a former member of the North Myrtle Beach City Council. He also serves on the Board of Directors of Beechwood Golf Club and on the Board of Directors of the North Myrtle Beach Chamber of Commerce. Mr. Burgess received a B.S. degree in Biology from Campbell University in 1966. Mr. Burgess' business, political, and personal experience and knowledge of the local real estate market enhances his ability to serve as a director of the Company.

        Denise Floyd, 55, is the Senior Vice President and Personnel Officer of the Bank and the Senior Vice President and Assistant Secretary of the Company. She joined the Bank in 1997 as Administrative Assistant to the President and Chief Executive Officer. She had eleven years of banking experience prior to joining the Bank. Ms. Floyd brings to the Board an intimate understanding of the Company's business and organization, as well as banking industry expertise.

        Larry G. Floyd, 69, has served as director of the Company and of the Bank since 2002. He attended the University of South Carolina and the Ringling School of Art in Sarasota, Florida. Mr. Floyd is retired from Floyd's Insulation, Inc. and Cherry Grove Sales, Inc. in North Myrtle Beach, S.C. Mr. Floyd's business and personal experience and knowledge of the local real estate market enhances his ability to serve as a director of the Company.

        Tommie W. Grainger, 71, has served as a director of the Company since its formation in 1999 and of the Bank since 1998. He graduated from the Forest Ranger School of the University of Florida in 1959 with an associates degree in Forestry. Mr. Grainger has been the President of Coastal Timber Co., Inc. in Conway, S.C. since 1966. Mr. Grainger's business experience and personal ties to certain of the Bank's market area enhance his ability to contribute as a director. Mr. Grainger presently serves as Chairman of the Board of Directors of both the Company and the Bank. During his tenure as Chairman, Mr. Grainger has developed knowledge of the Company's business, history, organization, and executive management which, together with his personal understanding of many of the markets that we serve, has enhanced his ability to lead the Board through the current challenging economic climate.

        Edward L. Loehr, Jr., 56, is the Senior Vice President and Chief Financial Officer of the Company and of the Bank. Mr. Loehr served as Treasurer of Coastal Federal Savings Bank from 1983 until 2000. Mr. Loehr joined the Bank on January 1, 2008. He had twenty-four years of banking experience prior to joining the Bank. He received his B.S. degree in Business Administration from the University of South Carolina in 1983. Mr. Loehr's banking industry experience, leadership experience, knowledge of financial reporting requirements of public companies, and business and personal ties to many of the Bank's market areas enhance his ability to contribute as a director of the Company.

        Gwyn G. McCutchen, D.D.S., 65, has served as a director of the Company since its formation in 1999 and of the Bank since 1987. Dr. McCutchen received his B.S. degree in Biology in 1966 from Presbyterian College and his D.D.S. from the Medical College of Virginia Dentistry in 1970. Dr. McCutchen has been a dentist in Loris, S.C. since 1970. Dr. McCutchen's business and personal experience in certain of the communities that the Bank serves provides him with a useful appreciation of the markets that we serve.

        T. Freddie Moore, 69, has served as a director of the Company since its formation in 1999 and of the Bank since 1987. Mr. Moore is retired from Gateway Drug Store, Inc., in Loris, S.C. He received his B.S. degree in Pre-Medicine from The Citadel in 1963 and a B.S. degree in Pharmacy in 1966 from the Medical University of South Carolina. Mr. Moore's business experience and personal ties to certain of the Bank's market areas enhance his ability to contribute as a director.

        Carroll D. Padgett, Jr., 62, has served as a director of the Company since its formation in 1999 and of the Bank since 1987. Mr. Padgett has been a practicing attorney at Carroll D. Padgett, Jr., P.A. in Loris. Mr. Padgett received his B.S. degree in Political Science from the University of Georgia in 1969 and received his Juris Doctorate from the University of South Carolina Law School in 1972. He has served as the attorney for the City of Loris since 1977 and for the Loris Healthcare System, Inc. since 1976. Mr. Padgett's institutional knowledge of the Company's business, as well as his own business and personal experience in certain of the communities that the Bank serves provides him with a useful appreciation of markets that we serve. Mr. Padgett's legal training and experience enhance his ability to understand the Company's regulatory framework.

 PROPOSAL NO 2:
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        On January 28, 2010, the Audit Committee of the Board of Directors appointed Elliott Davis, LLC as our independent registered public accounting firm for the year ending December 31, 2010. Although we are not required to seek shareholder ratification in the selection of our accountants, we believe obtaining shareholder ratification is desirable. If the shareholders do not ratify the appointment of Elliott Davis, the Audit Committee will re-evaluate the engagement of our independent auditors. Even if the shareholders do ratify the appointment, our Audit Committee has the discretion to appoint a different independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interest of us and our shareholders. We expect that a representative of Elliott Davis will attend the meeting and will be available to respond to appropriate questions from shareholders.

        The Board unanimously recommends that shareholders vote FOR the ratification of the appointment of Elliott Davis, LLC as our independent registered public accounting firm for the year ending December 31, 2010.

        If a quorum is exists, the proposal will be approved if the number of shares of common stock voted in favor of the matter exceeds the number of shares of common stock voted against the matter. Abstentions, broker non-votes, and the failure to return a signed proxy will have no effect on the outcome of the vote on this matter.

PROPOSAL NO. 3:
NON-BINDING RESOLUTION TO APPROVE THE COMPENSATION
OF THE NAMED EXECUTIVE OFFICERS

        This proposal, commonly known as a "say-on-pay" proposal, gives the Company's shareholders the opportunity to endorse or not endorse the Company's executive pay program and policies through the following resolution:

        "Resolved, that the shareholders approve the compensation of the named executive officers, as disclosed in the Summary Compensation Table and in the other tables and related discussion included in this proxy statement."

        We believe that our compensation policies and procedures are competitive and focused on performance and are strongly aligned with the long-term interest of our shareholders. We encourage you to review the tables and our narrative discussion included in this proxy statement.

        On February 13, 2009, the United States Congress passed the American Recovery and Reinvestment Act of 2009 (the "ARRA"). The ARRA requires, among other things, all participants in the Treasury's Troubled Asset Relief Program ("TARP") Capital Purchase Program ("CPP") to permit a non-binding shareholder vote to approve the compensation of the company's executives. Accordingly, we are asking you to approve the compensation of the Company's named executive officers as described under Compensation of Directors and Executive Officers and the tabular disclosure regarding named executive officer compensation (together with the accompanying narrative disclosure) in this proxy statement. Under the ARRA, your vote is advisory and will not be binding upon the Board. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

        The Board unanimously recommends a vote FOR approval of the compensation of the named executive officers.

 COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Summary of Cash and Certain Other Compensation

        The following table shows the compensation we paid for the years ended December 31, 2009 and 2008 to our Chief Executive Officer and the two other most highly compensated executive officers that earned over $100,000 for the years ended 2009 and 2008 (collectively, the "named executive officers").

Summary Compensation Table

Names and Principal Position	Year	Salary	Bonus	Option Awards		Non Equity Incentive Plan Compensation		All Other Compensation		Total
James R. Clarkson	2009	$222,362	$—	$—	(1)	$—	(2)	$22,957	(3)	$245,319
President and Chief	2008	$215,000	$4,135	$33,208	(1)	$487	(2)	$21,078	(3)	$273,908
Executive Officer of the Company and the Bank
Glenn R. Bullard	2009	$165,859	$4,864	$—	(1)	$—	(2)	$12,912	(4)	$183,635
Senior Executive Vice	2008	$160,000	$3,068	$17,321	(1)	$967	(2)	$12,567	(4)	$193,923
President of the Company and the Bank
Ron L. Paige, Sr.	2009	$168,762	$—	$—	(1)	$—	(2)	$17,718	(5)	$186,480
Executive Vice President-	2008	$155,500	$2,990	$15,304	(1)	$2,377	(2)	$17,339	(5)	$193,510
Myrtle Beach Region

(1)
See the discussion of assumptions used in the valuation of awards in Note 18, "Stock Compensation Plan" in the Company's audited financial statements that are incorporated by reference into the Company's Annual Report on Form 10-K for the year ended December 31, 2009.

(2)
The Company established in 2004 a performance-based incentive plan to potentially award all employees of the Bank. The award is determined by a formula established during the first quarter of each year and is payable in cash, if certain performance criteria are met by the Bank. All employees of the Bank are eligible to receive an award if the Bank achieves its goals under the program, and employees of each branch are eligible to earn an additional award if their branch achieves its goals as defined by the plan. All support services personnel, including executive officers, may earn the Bank-wide award plus the average of the branch awards. In 2008, this award for all executive officers as a group equated 0.26% of their cumulative base salaries for the year. There were no awards for payment under this plan in 2009.

(3)
Includes premiums paid by the Bank for life insurance and disability insurance of $1,252, health/dental insurance premiums of $5,330.00, 401(k) contributions of $8,875.00, and director fees (earned but deferred) of $7,500 for 2009; and life insurance and disability insurance of $1,213.00, health/dental insurance premiums of $5,265.00, 401(k) contributions of $8,600.00, and director fees (earned but deferred) of $6,000 for 2008.

(4)
Includes premiums paid by the Bank for life insurance and disability insurance of $948.00, health/dental insurance premiums of $5,330.00, and 401(k) contributions of $6,634.00 for 2008; and life insurance and disability insurance of $902.00, health/dental insurance premiums of $5,265.00, and 401(k) contributions of $6,400.00 for 2008 and country club due of $5,005.

(5)
Includes premiums paid by the Bank for life insurance and disability insurance of $914.00, health/dental insurance premiums of $5,330.00, and 401(k) contributions of $6,469.00 for 2009; and life insurance and disability insurance of $877.00, health/dental insurance premiums of $5,265.00, and 401(k) contributions of $6,220.00 for 2008 and country club dues of $4,977.

 Outstanding Equity Awards at Fiscal Year-End

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested ($)
James R. Clarkson	8,624	—		12.50	2/23/14	11,431	(2)	$125,741	(3)
	5,449	1,363	(1)	17.00	2/17/15	—		—
Glenn R. Bullard	4,348	—		12.50	2/23/14	6,017	(2)	$66,187	(3)
	3,028	758	(1)	17.00	2/17/15	—		—
Ron L. Paige, Sr.	3,942	—		12.50	2/23/14	5,282	(2)	$58,102	(3)
	2,556	640	(1)	17.00	2/17/15	—		—

(1)
All of the number of unvested shares will vest on February 17, 2010.

(2)
Restricted stock awards vest after the first three-year period during the named executive officer's employment when our return on average assets (ROAA) averages 1.15% over a period of three consecutive years. In the event of a change of control, the named executive officer becomes fully vested with respect to all restricted stock held immediately prior to such change of control.

(3)
Estimated based on a per share price of $11.00, which was the price of the last trade of the Company's stock in December 2009 of which management is aware. There is no established public trading market in our common stock, and trading and quotations of our common stock have been limited and sporadic.

Compensation Arrangements

Employment Agreements

        Neither the Company nor the Bank has entered into any employment agreements with any of our officers or employees.

Salary Continuation Agreements

        In April 2008, the Bank entered into salary continuation agreements with Glenn R. Bullard, James R. Clarkson and Ronald L. Paige. Unless a separation from service or a change in control occurs before normal retirement age (65), the salary continuation agreements provide for an annual supplemental retirement benefit to be paid to each of the executives in 180 equal monthly installments payable on the first day of each month, beginning with the month immediately after the month in which the executive attains the normal retirement age and continuing for a term of 15 years. The annual benefit is 20% of the executive's final pay, defined as the executive's highest annualized base salary from the three years prior to the executive's separation from service.

        If early termination of an executive occurs (defined as separation from service before normal retirement age for reasons other than death, termination for cause, or after a change in control), the executive's early termination benefit is calculated by taking the accrual balance existing at the end of the month immediately before the month in which separation from service occurs, subject to the vesting schedule below. The Bank will pay this annual early termination benefit as calculated to the executive in 180 equal monthly installments payable on the first day of each month, beginning with the month immediately after the month in which the early termination occurs and continuing for a term of 15 years.

Date on which Separation from Service occurs	Vesting Percentage
03/01/2008 - 12/31/2008	10%
01/01/2009 - 12/31/2009	20%
01/01/2010 - 12/31/2010	30%
01/01/2011 - 12/31/2011	40%
01/01/2012 - 12/31/2012	50%
01/01/2013 - 12/31/2013	60%
01/01/2014 - 12/31/2014	70%
01/01/2015 - 12/31/2015	80%
01/01/2016 - 12/31/2016	90%
After 12/31/2016	100%

        Upon the executive's separation from service because of disability before normal retirement age, the executive's disability benefit will be 100% of the accrual balance existing at the end of the month immediately before the month in which separation from service occurs, with interest credited to the accrual balance from separation from service to the normal retirement age at the discount rate or rates established by the plan administrator at the time of the separation from service. The Bank will distribute the benefit to the executive in 180 equal monthly installments payable on the first day of each month, beginning with the month immediately after the month in which the executive attains the normal retirement age and continuing for a term of 15 years.

        If an executive is terminated following a change in control and prior to the normal retirement age, the Bank will pay to the executive an annual change in control benefit equal to 100% of the projected benefit (as defined in the salary continuation agreement as 20% of projected final pay). The Bank will pay the change in control benefit to the executive in 180 equal monthly installments payable on the first day of each month, beginning with the month immediately after the month in which the executive attains the normal retirement age and continuing for a term of 15 years.

        If the executive dies before any separation from service, the Bank will pay the executive 100% of the accrual balance existing at the end of the month immediately before the month in which the executive dies. The Bank will pay the benefit, for death before any separation from service, to the executive's beneficiary in a lump sum on the first day of the fourth month following the executive's death.

        If the executive dies after any benefit distributions have commenced but before receiving all of such distributions, the Bank will pay to the beneficiary the present value, using the discount rate or rate established by the plan administrator at the time of the separation from service, of the remaining benefits in a lump sum on the first day of the fourth month following the executive's death.

        If the executive is entitled to benefits but dies prior to the date that the benefit distributions commence, the Bank will pay to the beneficiary the present value, using the discount rate or rate set by the plan administrator at the time of the separation from service, of the remaining benefits in a lump sum on the first day of the fourth month following the executive's death.

        All of the executive's benefits will be forfeited if the executive competes with the Bank at any time from the date of the executive's separation from service and for a period of one year thereafter (other than following a change of control).

        The Bank will not pay any benefits under the salary continuation agreements and the agreements will terminate if separation from service is the result of termination for cause or if the executive is not a party to an employment agreement containing a definition of termination for cause.

        The salary continuation agreements are administered by the Compensation Committee of the Board of Directors of the Company.

TARP Executive Compensation Restrictions

        In March 2009, as part of the Treasury's CPP, the Company entered into a Letter Agreement (the "CPP Purchase Agreement") with the Treasury pursuant to which the Company issued and sold to Treasury (i) 12,895 shares of the Company's Fixed Rate Cumulative Perpetual Preferred Stock, Series T, having a liquidation preference of $1,000 per share, and (ii) a ten-year warrant to purchase up to 91,714 shares of the Company's common stock, par value $0.01 per share, at an initial exercise price of $21.09 per share (the "CPP Warrant"), for an aggregate purchase price of $12,895,000 in cash.

        Under the terms of the CPP Purchase Agreement, we adopted certain standards for executive compensation and corporate governance for the period during which the Treasury holds the equity we issued or may issue to the Treasury, including the common stock we may issue under the CPP Warrant. These standards apply to our named executive officers. The standards include (1) ensuring that incentive compensation for senior executives does not encourage unnecessary and excessive risks that threaten the value of the financial institution; (2) required clawback of any bonus or incentive compensation paid to a senior executive and the next 20 most highly compensated employees based on statements of earnings, gains or other criteria that are later proven to be materially inaccurate; (3) prohibition on making golden parachute payments to senior executives and the next five most highly compensated employees; (4) prohibition on providing any tax gross-up provisions; and (5) agreement not to deduct for tax purposes executive compensation in excess of $500,000 for each senior executive.

        In connection with entry into the CPP Purchase Agreement, Messrs. Clarkson and Bullard entered into letter agreements with the Company (the "Letter Amendments") amending any benefit plans as necessary to comply with Section 111 of the Emergency Economic Stabilization Act of 2008, as amended by the ARRA, during the period that the Treasury owns any debt or equity securities of the Company.

        As our most highly compensated employee, Mr. Clarkson will be ineligible for any bonuses or incentive awards other than restricted stock as long as the equity issued under the CPP is held by the Treasury and he remains our most highly compensated employee. Any restricted stock awards made to Mr. Clarkson while the Treasury holds our equity would be subject to the following limitations: (i) the restricted stock cannot become fully vested until the Treasury no longer holds the preferred stock, and (ii) the value of the restricted stock award cannot exceed one third of Mr. Clarkson's total annual compensation.

        As discussed above, our salary continuation agreements provide for post-termination, retirement, disability, and death benefits. These severance benefits will not be payable, however, for our five senior executive officers and our next five most highly compensated employees upon termination occurring while the equity issued under the CPP is held by the Treasury.

Director Compensation

        During the year ended December 31, 2009, directors received fees of $750 per month, and outside directors received an additional $300 fee for each applicable committee meeting attended. The Chairman of the Board of Directors received fees of $1,000 per month and an additional $300 fee for each committee meeting he attended. The Bank has established a Deferred Compensation Plan for its directors to defer payment of all or a portion of his or her director and committee fees until the director's termination of service from the Board of Directors.

        The following table sets forth the fees paid to directors in 2009.

Name	Fees Earned or Paid in Cash ($)	Total ($)
Michael S. Addy	13,700	13,700
Johnny C. Allen	12,300	12,300
D. Singleton Bailey	10,500	10,500
Franklin C. Blanton	12,700	12,700
Clay D. Brittain, III	10,500	10,500
Rachel B. Broadhurst	9,600	9,600
Russell R. Burgess, Jr.	12,100	12,100
James R. Clarkson	7,500	7,500
J. Lavelle Coleman	8,900	8,900
Larry G. Floyd	12,600	12,600
Boyd R. Ford, Jr.	8,700	8,700
Tommie W. Grainger	12,800	12,800
Gwyn G. McCutchen, D.D.S.	10,700	10,700
T. Freddie Moore	9,900	9,900
Carroll D. Padgett, Jr.	12,700	12,700

Deferred Compensation Plan

        In February 1997, the Bank established a Deferred Compensation Plan for its directors, which applies to Mr. Clarkson as well. Under the terms of this plan, a director may choose to defer payment of all or a portion of his director and committee fees until the director's termination of service from the Board of Directors.

 SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

General

        The following table shows how much common stock is owned by our directors and executive officers and by owners of more than 5% of the outstanding common stock, as of March 1, 2010. The mailing address for each beneficial owner is care of HCSB Financial Corporation, P.O. Box 218, Loris, South Carolina, 29569. Unless otherwise indicated in footnotes, the named person has sole voting and investment power, has shared voting and investment power, or holds in an IRA or other retirement plan program.

Name	Number of Shares Owned	Right To Acquire(1)	Percentage of Beneficial Ownership(2)
Michael S. Addy	5,060		*
Johnny C. Allen	3,796		*
D. Singleton Bailey	45,837		1.21%
Franklin C. Blanton	88,248		2.33%
Clay D. Brittain, III	5,659		*
Rachel B. Broadhurst	160		*
Glenn R. Bullard(3)	13,724	8,134	*
Russell R. Burgess, Jr.	5,872		*
James R. Clarkson(4)	37,517	15,436	1.40%
J. Lavelle Coleman	18,215		*
Denise Floyd(5)	6,818	2,020	*
Larry G. Floyd	10,758		*
Boyd R. Ford, Jr.	115,495		3.05%
Tommie W. Grainger	55,627		1.47%
Edward L. Loehr, Jr.	0		*
Gwyn G. McCutchen, D.D.S.	32,959		*
T. Freddie Moore	18,941		*
Carroll D. Padgett, Jr.	31,148		*
Executive officers and directors as a group (18 persons)	495,834	25,590	13.68%

*
Less than 1%

(1)
Includes shares that may be acquired within the next 60 days by exercising stock options but does not include any other stock options.

(2)
For each individual, this percentage is determined by assuming the named person exercises all options which he or she has the right to acquire within 60 days, but that no other persons exercise any options. For the directors and executive officers as a group, this percentage is determined by assuming that each director and executive officer exercises all options which he or she has the right to acquire within 60 days, but that no other persons exercise any options. The calculations are based on 3,787,170 shares of common stock outstanding on March 1, 2010.

(3)
Mr. Bullard owns 6,017 shares of restricted stock for which he has voting power but no power of disposition.

(4)
Mr. Clarkson owns 11,431 shares of restricted stock for which he has voting power but no power of disposition.

(5)
Mrs. Floyd owns 2,116 shares of restricted stock for which she has voting power but no power of disposition.

 MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

        During the year ended December 31, 2009, the Board of Directors of the Company held ten meetings and the Board of Directors of the Bank held twelve meetings. All of the directors of the Company and of the Bank attended at least 75% of the aggregate of such Board meetings and the meetings of each committee on which they serve.

        The Company has a formal policy of corporate governance principles, which sets forth that directors are expected to attend the annual meeting of shareholders of HCSB Financial Corporation. All of our directors attended the 2009 annual meeting of shareholders.

        Our Board of Directors has implemented a process for shareholders of the Company to send communications to the Board. Any shareholder desiring to communicate with the Board, or with specific individual directors, may do so by writing to the Secretary of the Company, at HCSB Financial Corporation, P.O. Box 218, Loris, South Carolina, 29569. The Secretary has been instructed by the Board to promptly forward all such communications to the addressees indicated thereon.

Independence

        Our Board of Directors has determined that Michael S. Addy, Johnny C. Allen, D. Singleton Bailey, Franklin C. Blanton, Clay D. Brittain, III, Rachel B. Broadhurst, Russell R. Burgess, Jr., J. Lavelle Coleman, Larry G. Floyd, Tommie W. Grainger, Gwyn G. McCutchen, D.D.S., T. Freddie Moore and Carroll D. Padgett, Jr. are "independent" directors, based upon the independence criteria set forth in the corporate governance listing standards of The NASDAQ Global Market, the exchange that we selected in order to determine whether our directors and committee members meet the independence criteria of a national securities exchange, as required by Item 407(a) of Regulation S-K.

Audit Committee

        The Board of Directors of the Company has appointed an Audit Committee. The Audit Committee has the responsibility of reviewing the Company's financial statements, evaluating internal accounting controls, reviewing reports of regulatory agencies and the Bank's internal auditor and determining that all audits and examinations required by law are performed. The Committee reports its finding to the Board of Directors. The Audit Committee also recommends to the Board of Directors the appointment of the independent accounting firm. During 2009, the Audit Committee met four times. The current members of the Audit Committee are Michael S. Addy, D. Singleton Bailey, J. Lavelle Coleman, Larry G. Floyd, Boyd R. Ford, Jr. and T. Freddie Moore. Each of these members is considered independent, as contemplated in the listing standards of the NASD and The NASDAQ Global Market. The Board of Directors has adopted an Audit Committee charter, which is available for review on the Bank's web site at www.hcsbaccess.com.

        None of the current members of the Audit Committee nor any other member of our Board qualifies as an "Audit Committee Financial Expert" as defined under the rules of the SEC. As a relatively small public company, it is difficult to identify potential qualified candidates that are willing to serve on our Board and otherwise meet our requirements for service. At present, we do not know if or when we will appoint a new Board member who qualifies as an Audit Committee Financial Expert.

        Although none of the members of our Audit Committee qualify as "financial experts" as defined in the SEC rules, each of our Audit Committee members has made valuable contributions to the Company and its shareholders as members of the Audit Committee. The Board has determined that each member is fully qualified to monitor the performance of management, the public disclosures by the Company of its financial condition and performance, our internal accounting operations, and our independent auditors.

Report of the Audit Committee of the Board

        The report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the information contained in the report by reference, and shall not be deemed under such acts.

        The Audit Committee has reviewed and discussed with management the audited financial statements. The Audit Committee has discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61. The Audit Committee has received from the independent auditors the written disclosures and the letters required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the audit committee concerning independence and has discussed with the independent auditor's independence from the Company and its management. In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Company's Board of Directors that the audited financial statements be included in the Company's Annual Report on SEC Form 10-K for the fiscal year ended December 31, 2009 for filing with the SEC.

        The report of the Audit Committee is included herein at the direction of its members, Michael S. Addy, D. Singleton Bailey, J. Lavelle Coleman, Larry G. Floyd, Boyd R. Ford, Jr. and T. Freddie Moore.

Compensation Committee

        The Board of Directors has appointed a Compensation Committee. The Compensation Committee has a charter, which is available for review on the Bank's web site at www.hcsbaccess.com. This committee evaluates the performance of our Chief Executive Officer and determines his compensation, including grants, awards, and bonuses under incentive compensation plans. Our Chief Executive Officer is responsible for determining the compensation of our other executive officers and the management group. The Compensation Committee administrates the Company's stock option plans and makes recommendations to the Board of Directors as to incentive compensation plans and equity-based plans, including awards and grants with each plan. In addition, the Compensation Committee is responsible for the establishment of policies dealing with various compensation and employee benefit matters for the Company. The Compensation Committee must meet at least semiannually to discuss and evaluate employee compensation plans in light of an assessment of any risk posed to the Company from such plans. The Compensation Committee must also certify that it has reviewed the senior executive officers' compensation arrangements to ensure that there are no incentives to take unnecessary or excessive risks that threaten the value of the Company.

        The Compensation Committee currently consists of Michael S. Addy, Johnny C. Allen, Clay D. Brittain, III, Russell R. Burgess, Jr., Gwyn G. McCutchen, D.D.S., and Carroll D. Padgett, Jr. Each of these members is considered independent, as contemplated in the listing standards of the NASD and The NASDAQ Global Market. During 2009, the Compensation Committee met five times.

Nominating Committee

        The Board of Directors has appointed a Nominating Committee. The Nominating Committee has a Nominating and Corporate Governance Charter, which is available for review on the Bank's web site at www.hcsbaccess.com. The Nominating Committee's primary purposes are to (1) identify, screen, recruit and nominate director candidates to the Board; (2) develop, recommend and oversee corporate governance policies of the Company; and (3) establish and administer processes to evaluate the effectiveness of the Board, committees and management. The Nominating Committee currently consists of D. Singleton Bailey, Franklin C. Blanton, Rachel B. Broadhurst, Russell R. Burgess, Jr., Gwyn G.

McCutchen, D.D.S. and T. Freddie Moore. Each of these members is considered independent, as contemplated in the listing standards of the NASD and The NASDAQ Global Market. The Nominating Committee met two times during 2009.

        Our Nominating Committee uses a variety of methods for identifying and evaluating nominees for director. They regularly assess the appropriate size of the Board of Directors, and whether any vacancies are expected due to retirement or otherwise. If vacancies are anticipated, or otherwise arise, the Board considers various potential candidates for director. Candidates may come to their attention through current members of the Board, shareholders, or other persons. These candidates are evaluated at regular or special meetings of the Board, and may be considered at any point during the year. The Company does not pay a third party to assist in identifying and evaluating candidates.

        Our Nominating Committee will also consider director candidates recommended by shareholders who submit nominations in accordance with our bylaws. Shareholders must deliver nominations in writing to the Secretary of the Company no later than (i) with respect to an election to be held at an annual meeting of shareholders, 90 days in advance of such meeting; and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, seven days after notice of the special meeting is given to shareholders. Each notice must set forth: (i) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (iv) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (v) the consent of each nominee to serve as a director of the Company if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

        The Nominating Committee has not established any specific, minimum qualifications that must be met for a person to be nominated to serve as a director. In evaluating all potential candidates, the Nominating Committee uses a variety of criteria to evaluate the qualifications and skills necessary in the context of the current needs of the Board. Under these criteria, members of the Board of Directors should have the highest professional and personal ethics and values, consistent with our longstanding values and standards. They should contribute to the diversity of the Board and have broad experience at the policy-making level in business, government, education, technology or public interest. They should be committed to enhancing shareholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties. Each director must represent the interests of our shareholders. In evaluating such recommendations, the Board uses the qualifications and standards discussed above and seeks to achieve a balance of experience, skills and background on the Board of Directors.

        The Nominating Committee has not adopted a formal policy with regard to the consideration of diversity in identifying director nominees. In determining whether to recommend a director nominee, members of the Committee consider and discuss diversity, among other factors, with a view toward the needs of the Board of Directors as a whole. The Committee members generally conceptualize diversity expansively to include, without limitation, concepts such as race, gender, national origin, differences of viewpoint, professional experience, education, skill, and other qualities or attributes that contribute to Board heterogeneity, when identifying and recommending director nominees. The Nominating

Committee believes that the inclusion of diversity as one of many factors considered in selecting director nominees is consistent with the Committee's goal of creating a Board of Directors that best serves the needs of the Company and the interest of its shareholders.

        The Nominating Committee has performed a review of the experiences, qualifications, attributes, and skills of the Board's current membership, including the director nominees for election to the Board of Directors and the other members of the Board, and believes that the current members of the Board, including the director nominees, as a whole possess a variety of complementary skills and characteristics, including the following:

  •
  successful business or professional experience;

  •
  various areas of expertise or experience, which are desirable to the Company's current business, such as financial, general management practices, planning, legal, marketing, technology, banking, and financial services;

  •
  personal characteristics such as character, integrity and accountability, as well as sound business judgment and personal reputation;

  •
  residence in the Bank's service area;

  •
  willingness and ability to commit the necessary time to fully discharge the responsibilities of Board membership to the affairs of the Company;

  •
  leadership and consensus building skills; and

  •
  a commitment to the success of the Company.

        The Nominating Committee believes that each individual director has qualifications and skills that together as a whole create a strong and well-balanced Board.

Board Leadership Structure and Role in Risk Oversight

        We are focused on the Company's corporate governance practices and value independent Board oversight as an essential component of strong corporate performance to enhance shareholder value. Our commitment to independent oversight is demonstrated by the fact that, except for one director, who is our Chief Executive Officer, all of our directors are independent. In addition, all of the members of our Board's Audit, Compensation, and Nominating Committees are independent.

        Our Board believes that it is preferable for one of our independent directors to serve as Chairman of the Board. The person our Board elected as Chairman, Mr. Grainger, has been one of our directors since 1998 and is a long-time resident of our primary market area. We believe it is the Chief Executive Officer's responsibility to run the Company and the Chairman's responsibility to run the Board. As directors continue to have more oversight responsibility than ever before, we believe it is beneficial to have an independent Chairman whose sole job is leading the Board. In making its decision to have an independent Chairman, the Board considered the time that Mr. Clarkson will be required to devote as Chief Executive Officer in the current economic environment. By having another director serve as Chairman of the Board, Mr. Clarkson will be able to focus his entire energy on running the Company. This will also ensure there is no duplication of effort between the Chief Executive Officer and the Chairman. We believe this structure provides strong leadership for the Board, while also positioning the Chief Executive Officer as the leader of the Company in the eyes of our customers, employees, and other stakeholders.

        Our Audit Committee is primarily responsible for overseeing the Company's risk management processes on behalf of the full Board of Directors. The Audit Committee focuses on financial reporting risk and oversight of the internal audit process. It receives reports from management at least quarterly regarding the Company's assessment of risks and the adequacy and effectiveness of internal control systems, as well as reviewing credit and market risk (including liquidity and interest rate risk), and operational risk (including compliance and legal risk). Strategic and reputation risk are also regularly considered by the Audit Committee. The Audit Committee also receives reports from management addressing the most serious risks impacting the day-today operations of the Company. Our Internal Auditor directly reports to the Audit Committee and meets with the Audit Committee on a quarterly basis in executive sessions to discuss any potential risk or control issues involving management. The Audit Committee reports regularly to the full Board of Directors, which also considers the Company's entire risk profile. The full Board of Directors focuses on the most significant risks facing the Company and the Company's general risk management strategy, and also ensures that risks undertaken by the Company are consistent with the Board of Directors' approval for risk. While the Board of Directors oversees the Company's risk management, management is responsible for the day-to-day risk management processes. We believe this division of responsibility is the most effective approach for addressing the risks facing our Company and that our Board leadership structure supports this approach.

        We recognize that different Board leadership structures may be appropriate for companies in different situations. We will continue to reexamine our corporate governance policies and leadership structures on an ongoing basis to ensure that they continue to meet the Company's needs.

Code of Ethics

        We expect all of our employees to conduct themselves honestly and ethically, particularly in handling actual and apparent conflicts of interest and providing full, accurate, and timely disclosure to the public.

        We have adopted a Code of Ethics that is specifically applicable to our senior management and financial officers, including our principal executive officer, our principal financial officer, and our principal accounting officer and controllers. Our Code of Ethics is available for review on the Bank's website at www.hcsbaccess.com.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Interests of Management and Others in Certain Transactions

        The Company and the Bank have banking and other transactions in the ordinary course of business with directors and officers of the Company and the Bank and their affiliates. It is the Company's policy that these transactions be on substantially the same terms (including price, or interest rates and collateral) as those prevailing at the time for comparable transactions with unrelated parties. The Company does not expect these transactions to involve more than the normal risk of collectibility nor present other unfavorable features to the Company or the Bank. Loans to individual directors and officers must also comply with the Bank's lending policies and statutory lending limits, and directors with a personal interest in any loan application are excluded from the consideration of the loan application. The Company intends for all of its transactions with its affiliates to be on terms no less favorable to the Company than could be obtained from an unaffiliated third party and to be approved by a majority of disinterested directors.

 INDEPENDENT AUDITOR

        We have selected the firm of Elliott Davis, LLC to serve as our independent auditors for the year ending December 31, 2010 subject to the ratification of this selection by our shareholders. We expect that a representative from this firm will be present and available to answer appropriate questions at the annual meeting and will have an opportunity to make a statement if he or she desires to do so.

        The following table shows the fees that we paid for services performed in fiscal years ended December 31, 2009 and 2008:

	Year Ended December 31, 2009	Year Ended December 31, 2008
Audit Fees	$79,660	$67,385
Audit-Related Fees	21,750	14,475
Tax Fees(1)	38,865	7,395
All Other Fees	—	—

Total	$140,275	$89,255

(1)
In addition to preparation of state and federal tax return, tax fees include $27,000 for cost segregation studies during 2009.

        Audit Fees.    This category includes the aggregate fees billed for each of the last two fiscal years for professional services rendered by Elliott Davis, LLC for the audit of our annual financial statements and for reviews of the condensed financial statements included in our quarterly reports on Form 10-Q.

        Audit-Related Fees.    This category includes the aggregate fees billed for non-audit services, exclusive of the fees disclosed relating to audit fees, rendered by Elliott Davis, LLC during the fiscal years ended December 31, 2009 and 2008. These services principally included the audit of the Company's Trusteed Retirement Savings Plan (401K) and research and consultation related to accounting advice for the proposal issuance of preferred stock under the U.S. Treasury TARP-Capital Purchase Program.

        Tax Fees.    This category includes the aggregate fees billed for tax services rendered by Elliott Davis, LLC during the fiscal years ended December 31, 2009 and 2008. These services include preparation of state and federal tax returns for the Company and its subsidiary, as well as cost segregation studies on certain bank buildings during 2009.

        All Other Fees.    This category includes the aggregate fees billed for all other services, exclusive of the fees disclosed above, rendered by Elliott Davis, LLC during the fiscal years ended December 31, 2009 and 2008. These other services consisted primarily of the preparation of the Form 5500.

        Oversight of Accountants; Approval of Accountant Fees.    Under the provisions of its charter, the Audit Committee is responsible for the retention, compensation, and oversight of the work of the independent auditors. The charter provides that the Audit Committee must pre-approve the fees paid for the audit. The Audit Committee has delegated approval of non-audit services and fees to the chairman of the Audit Committee for presentation to the full Audit Committee at the next scheduled meeting. The policy specifically prohibits certain non-audit services that are prohibited by securities laws from being provided by an independent auditor. All of the accounting services and fees reflected in the table above were reviewed and approved by the Audit Committee, and none of the services were performed by individuals who were not employees of the independent auditor.

 COMPLIANCE WITH THE SECURITIES EXCHANGE ACT OF 1934

        As required by Section 16(a) of the Securities Exchange Act of 1934, the Company's directors, its executive officers, and certain individuals are required to report periodically their ownership of the Company's common stock and any changes in ownership to the SEC. Based on review of Forms 3, 4, and 5 and any representations made to the Company, the Company believes that all such reports for these persons were filed in a timely fashion during 2009.

SHAREHOLDER PROPOSALS FOR 2011 ANNUAL MEETING OF SHAREHOLDERS

        If shareholders wish a proposal to be included in the Company's proxy statement and form of proxy relating to the 2011 annual meeting, they must deliver a written copy of their proposal to the principal executive offices of the Company no later than November 25, 2010. To ensure prompt receipt by the Company, the proposal should be sent certified mail, return receipt requested. Proposals must comply with the Company's bylaws relating to shareholder proposals in order to be included in the Company's proxy materials. A copy of our bylaws is available upon written request.

        Any shareholder proposal to be made at an annual meeting, but which is not requested to be included in the Company's proxy materials, must comply with the Company's bylaws. Proposals must be delivered between 30 and 60 days prior to the annual meeting; provided, however, that if less than 31 days' notice of the meeting is given to shareholders, the notice must be delivered within 10 days following the day on which notice of the meeting was mailed to shareholders.

PROXY SOLICITED FOR ANNUAL MEETING OF SHAREHOLDERS OF
HCSB FINANCIAL CORPORATION

To be held on April 22, 2010

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints Franklin C. Blanton and Gwyn G. McCutchen, and each of them, his or her true and lawful agents and proxies with full power of substitution in each, to represent and vote, as indicated below, all of the shares of Common Stock of HCSB Financial Corporation that the undersigned would be entitled to vote at the Annual Meeting of Shareholders of the company to be held at the Center for Health and Fitness at 3207 Casey Street, Loris, South Carolina, at 7:00 p.m. local time, and at any adjournments or postponements, upon the matters described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement as follows (and the proxies are authorized to vote in their discretion upon other business as may properly come before the meeting and any adjournments or postponements thereof):

  1.
  PROPOSAL to elect the following three nominees as Class II directors to serve for three-year terms.

    Michael S. Addy, Clay D. Brittain, III, and James R. Clarkson

☐ FOR all nominees listed (except as marked to the contrary)	☐ WITHHOLD AUTHORITY to vote for all nominees

    INSTRUCTION: To withhold authority to vote for any individual nominee(s), write that nominee's name(s) in the space provided below.

  2.
  PROPOSAL to ratify the appointment of Elliott Davis, LLC as our independent registered public accounting firm for the year ending December 31, 2010.

    ☐ FOR                                ☐ AGAINST                                ☐ ABSTAIN

  3.
  PROPOSAL of a nonbinding resolution to approve the compensation of the named executive officers.

    ☐ FOR                                ☐ AGAINST                                ☐ ABSTAIN

  4.
  At their discretion upon such other matters as may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted: "FOR" the proposal to elect the three identified nominees as Class II directors to serve on the Board of Directors each for three-year terms, and "FOR" the ratification of the appointment of Elliott Davis, LLC as our independent registered public accounting firm for the year ending December 31, 2010, and "FOR" the nonbinding resolution to approve the compensation of the named executive officers.

Dated	, 2010

(Signature of Shareholder(s)		(Signature of Shareholder(s)

Print name clearly		Print name clearly

Please sign exactly as name or names appear on your stock certificate. Where more than one owner is shown on your stock certificate, each owner should sign. Persons signing in a fiduciary or representative capacity shall give full title. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.

QuickLinks

PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 22, 2010
VOTING INFORMATION
PROPOSAL NO 1: ELECTION OF DIRECTORS
PROPOSAL NO 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PROPOSAL NO. 3: NON-BINDING RESOLUTION TO APPROVE THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS
COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
Summary Compensation Table
Outstanding Equity Awards at Fiscal Year-End
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
INDEPENDENT AUDITOR
COMPLIANCE WITH THE SECURITIES EXCHANGE ACT OF 1934
SHAREHOLDER PROPOSALS FOR 2011 ANNUAL MEETING OF SHAREHOLDERS